UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): September 30, 2002



                                 INDIGINET, INC.
         ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


Florida                             0-32333                       65-0972865
----------------            ------------------------         -------------------
(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


7745 E. Redfield Road, Suite 200, Scottsdale AZ               85260
-----------------------------------------------             ----------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (480) 998-0798


            8174 South Holly Street, Suite 402, Centennial, CO 80122
            --------------------------------------------------------
               (Former name, former address and former fiscal year
                         (if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.
-------  ------------------------------------------

     Indiginet, Inc. (the "Company") is closing its business operations in Denver, Colorado in an effort to reduce corporate overhead. As a result, effective September 30, 2002, Clinton J. Wilson resigned as President of the Company.

     Mr. Wilson terminated his December 1, 2002 Employment Agreement for good reason in accordance with the terms of paragraph 4.3 of the Employment
Agreement. The Company has failed to pay base compensation, as outlined in paragraph 3.1 of the Employment Agreement, of $10,416.67 per month. Mr. Wilson is entitled to receive accrued wages of $17,256 as of the date of the filing of this Form 8-K.

     Additionally, the Company owes Mr. Wilson for reimbursement of business expenses in the amount of $84,653.

     The Company and Mr. Wilson have reached a verbal agreement with regard to the outstanding amounts. The Company is preparing two Promissory Notes, the first in the amount of $17,256 and the second in the amount $84,653, in reimbursement of accured wages and reimbursement of business expenses owed Mr. Wilson, respectively (the "Notes"). Each will bear interest at the rate of 10% per year and and are due and payable by the Company by December 31, 2003. The Company has agreed to collateralize the Notes with its common stock which will be issued to Mr. Wilson only in the event of a default of the payments of the Notes by the Company.

     The  Company  will  continue  to  operate  its   wholly-owned   subsidiary,
Cyberspeedway at, 7745 E. Redfield Rd., Suite 200, Scottsdale, Arizona 85260.





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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INDIGINET, INC.


Date:  October 10, 2002                By: /s/ Jeffrey Black
                                           -------------------------------------
                                           Name:  Jeffrey Black
                                           Title: Secretary











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